SPICER JEFFRIES LLP

Certified Public Accountants

4601 DTC BOULEVARD • SUITE 700

DENVER, COLORADO 80237

TELEPHONE: (303) 753-1959

FAX: (303) 753-0338

www.spicerjeffries.com

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Post-effective Amendment No. 1 to Form S-3 for United States Copper Index Fund (“CPER”), a series of the United States Commodity Index Funds Trust, of our report dated March 13, 2020 relating to the statements of financial condition as of December 31, 2019 and 2018, including the schedule of investments as of December 31, 2019 and 2018, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2019, 2018 and 2017 of CPER included in the Form 10-K of United States Commodity Index Funds Trust for the year ended December 31, 2019, and to the reference to our Firm as “Experts” in the Post-effective Amendment No. 1 to Form S-3.

Denver, Colorado

October 26, 2020